EXHIBIT 23.1


Deloitte &
Touche                         -------------------------------------------------
                               Deloitte & Touche LLP   Telephone: (604) 669-4466
                               Suite 2100              Facsimile: (604) 685-0395
                               1055 Dunsmuir Street
                               P.O. Box 49279
                               Four Bentall Centre
                               Vancouver, British Columbia
                               V7X 1P4


July 10, 2000

MDSI Mobile Data Solutions Inc.
3rd Floor Reception
10271 Shellbridge Way
Richmond, BC
V6X 2W8

Ladies & Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MDSI Mobile Data Solutions Inc. (the "Company"), of our report dated February 3, 2000 relating to the consolidated balance sheets of the Company and subsidiaries as at December 31, 1998 and 1999 and the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the years' ended December 31, 1997, 1998 and 1999.

The above mentioned reports appear in the Company's Annual Report on Form 10-K filed on March 30, 2000


/s/Deloitte & Touche LLP

CHARTERED ACCOUNTANTS